Exhibit 10.14
CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
REDACTED Version of Exhibit 10.14
Translation
CERTAIN INFORMATION (INDICATED BY ASTERISKS) IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.
Medical Equipment Lease Agreement

Parties to the Contract:

Lessor:	Shanghai Medstar Medical Investment Management Company Limited (hereinafter referred to as “Party A”)

Legal Representative: ZHANG, Jing

Address:	Flat D and Flat E, 15/F, No. 500, Zhangyang Road, Pudong New Area, Shanghai

Lessee:	The Chinese People’s Liberation Army Navy General Hospital (hereinafter referred to as “Party B”)

Legal Representative: DUAN, Yunyou

Address:	No. 6 Fucheng Road, Haidian District, Beijing
In accordance with the principle of equality and fairness, Party A and Party B are willing to formulate this Lease Agreement (hereinafter referred to as this “Contract”) upon friendly consultation and hereby jointly comply with the following:
Article 1 Leased Assets
1.1	Party A agrees to lease to Party B one set of brand new imported PET-CT equipment.

1.2	Name of the Leased Assets: PET-CT, model number and specifications, quantity, unit price, total price, manufacturer (for details, please refer to Appendix I);

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
1.3	The price of the Leased Assets is approximately RMB *** (subject to the final bid price).
Article 2 Use of the Leased Assets
During the Lease Term, the Leased Assets will be used as medical equipment by the PET-CT Centre within Party B’s hospital and may not be used for other purposes.
Article 3 Premises for Using the Leased Assets
The Premises for using the Leased Assets shall be: the PET-CT Centre of the Chinese People’s Liberation Army Navy General Hospital.
Article 4 Time of Delivery of the Leased Assets
Party A shall deliver the Leased Assets to the Premises where the Leased Assets will be used pursuant to the time as provided in the Leased Assets Purchase Contract. In the event that the Leased Assets fail to arrive at the Premises in a timely manner because the processing of the procedures regarding the examination and approval under Article 8.2.2 hereof and the premises preparation are delayed, Party A shall not be liable for any responsibilities.
Article 5 Lease Term
The Lease Term of the Leased Assets shall be: upon confirmation by the Parties, and under the conditions of normal use, should the Leased Assets fail to continue to be used or be declared to be scrapped, that is, the Lease shall terminate.
Should the Leased Assets be delivered later than such date as provided in the Contract, the Lease Term shall be extended accordingly.

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
Article 6 Ownership of the Leased Assets
6.1	The ownership of the Leased Assets listed in the Appendix hereto shall belong to Party A. During the Lease Term, Party B shall have the right to use only. Party B may not sell, transfer, sub-lease, establish mortgage over, invest in the Leased Assets and may not adopt such other acts in respect of the Leased Assets which may infringe upon the ownership of the Leased Assets.

6.2	That Party B enters into a contract with any third party or that Party B’s status of legal person is changed will not change Party A’s ownership in respect of the Leased Assets. In the event that Party B is in bankruptcy, the Leased Assets shall not belong to the property in bankruptcy.

6.3	During the performance of the Contract, Party A shall have the right to check the use and completeness of the Leased Assets and under the circumstances wherein the use of such equipment is not subject to any influence, Party B shall provide such convenience. Without Party A’s written consent, Party B may not disassemble any parts and components of the Leased Assets nor change the premise used.

6.4	During the performance of the Contract, Party A shall have the right to establish mortgage over and transfer the Leased Assets, provided however that, Party A must report such mortgage and transfer to Party B and seek Party B’s advice prior to such mortgage and transfer. Party A’s mortgage and transfer shall not change Party B’s rights and interests as provided herein. Should damages are caused to Party B due to any mortgage and transfer of the Leased Assets, Party A shall be liable for compensation.
Article 7 Rental
7.1	The rental shall be paid on a monthly basis.

7.2	After the Leased Assets have been delivered to the Premises for using the Leased Assets, the Parties agree that the Lease shall commence from [Day]

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
[Month][Year] (or another official commencement date for the Lease agreed upon by the Parties by entering into a supplemental Agreement).

7.3	Commencing from the official commencement date for the Lease, Party B shall remit the rental for the previous month into the account designated by Party A by the 20th day for each month, and shall submit the independent book regarding the finance of the PET-CT Centre to Party A by the 20th day for the first month of each quarter.

Name of the Account: Shanghai Medstar Medical Investment Management Company Limited
Bank with account opened: Gaoqiao Branch of Agricultural Bank of China, at Waigaoqiao, Shanghai
Account Number: 03-341600040016559

7.4	Rental calculation method:

7.4.1	Before *** and within ***, the rental shall be *** of the monthly Leased Assets Revenue of the Center;

7.4.2	Upon ***, the rental shall be *** of the monthly Leased Assets Revenue of the Center;

Leased Assets Revenue = *** The Hospital’s own expenses and costs: The following costs shall be borne by the PET-CT Centre:
7.4.2.1	Integrated service fee equivalent to *** of the total amount charged;

7.4.2.2	Cost for renovation and transformation of the operation room (the item is included once incurred);

7.4.2.3	Auxiliary consumptive materials required for treatment;

7.4.2.4	Maintenance and repair cost for the Leased Assets;

7.4.2.5	The wages and bonuses of such service personnel seconded by the Parties to the Centre (including the capped amount for the wages of three military personnel seconded by Party B);

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
7.4.2.6	Charges for water, electricity, heat, and office expenses;

7.4.2.7	Cost for media and advertisement;

7.4.2.8	Necessary technical training and technical upgrading, academic interchange and the cost for hiring experts and consultants;

7.4.2.9	Other costs directly related to the operation of the Centre recognized by the Parties.
(The foregoing expenses may not exceed *** of the total amount charged by the Centre for the current month at most. Should such expenses exceed ***, calculation will be based on ***. The exceeding portion shall be carried forward into the next month.)
Article 8 Rights and Obligations of the Parties
8.1	Party A’s Rights and Obligations
8.1.1	Party A shall deliver to Party B the Leased Assets designated by Party B in a timely manner and assist the supplier in installing and commissioning.

8.1.2	Party A shall understand and grasp the operating situation of the leased equipment at any time based on the operating financial revenue and expenses of the Leased Assets as provided by Party B. When it is necessary, Party A may hire an independent accounting firm for conducting audit regarding the accounts of the PET-CT Centre.

8.1.3	Party A does not participate in Party B’s operation and management.

8.1.4	Party A or the entrusted agent of Party A shall have the right to examine and check the use and perfect condition of the Leased Assets.

8.1.5	Party A shall be responsible for providing the necessary technical information for the use of the Leased Assets.

8.1.6	Party A shall be responsible for the technical training and upgrading service in respect of the Leased Assets.

8.1.7	Party A shall delegate special personnel who shall be responsible for examining and coordinating the work.

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
8.1.8	Party A shall be responsible for coordinating with the supplier in respect of the repair and maintenance of the Leased Assets.

8.1.9	Party A shall be responsible for confirming jointly with Party B the proposal regarding the renovation and transformation of the operation room and the costs and expenses thereof.
8.2	Party B’s Rights and Obligations
8.2.1	Party B shall pay rental to Party A on a monthly basis.

8.2.2	Party B shall be responsible for processing all of the procedures for approvals in respect of the Leased Assets hereunder, including the approval for importation, application for the permit for deployment of large medical equipment for the Leased Assets, and etc.

8.2.3	Party B promises that the financial statement on the operation of the leased equipment and the relevant report Party B issues to Party A shall be in compliance with the relevant laws and regulations of China and shall truly and objectively show the financial status of Party B in connection with the Leased Assets.

8.2.4	To provide such premises, universal and auxiliary medical and communication equipment coping with the Leased Assets, to provide doctors, nurses and technicians and other professionals, and to provide the convenient conditions in respect of logistics services.

8.2.5	To assist Party B in handling the matters related to domestic equipment transportation, installation and commissioning.

8.2.6	To deal with medical management work, such as filing and report the charges and prices.

8.2.7	Party B may have 2 military patients to undergo free-of-charge diagnosis of the “Centre” per month (and among whom, one patient shall be entitled to full exemption of the diagnosis charge while two patients shall be entitled to half-exemption of the diagnosis charge).

8.2.8	Party B shall be responsible for the treatment and other medical decisions on the patients and shall independently be liable for the medical liability.

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
The medical disputes related to the Leased Assets and other issues shall be handled according to the relevant provisions of the health administrative authorities.

8.2.9	Party B shall properly manage and safekeep the Leased Assets and delegate special personnel who shall be responsible for the daily work of the operation of the Leased Assets.

8.2.10	Party B may not dissolve this Contract in early manner nor amend this Contract because Party A has recovered the cost, or the integrated benefits of the PET-CT System continues to grow or the leadership of the Hospital is replaced. Party A’s legal interests may not be damaged because of early dissolution hereof in the event of other reasons beyond the force majeure, wars, and natural disasters.

8.2.11	During the Lease Term, in the event that Party B is required to introduce the same type of the equipment, Party A shall enjoy the absolute priority.
Article 9 Delivery and Acceptance Upon Examination of the Leased Assets
9.1	Delivery and Acceptance upon Examination: After the Leased Assets have been delivered to the premise for use, Party B shall examine the Leased Assets for acceptance pursuant to the content as provided in the Appendix I hereof. Should the Leased Assets fail to meet the agreed terms, Party B shall timely make a note on the delivery receipt and wait for Party A to settle it.

9.2	Technical acceptance upon examination: Upon installation and commissioning and completion of the diagnosis and treatment for 5 cases and patients, if Party B confirms that the technical requirements are met, it shall issue acceptance certificate to Party A within 5 days, and the delivery of the Leased Assets is deemed to be completed. The Lease Term shall commence and the charges for such 5 cases and patients shall be included in the revenue of the Leased Assets.

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
9.3	In the event that the Leased Assets do not comply with the standard upon examination and acceptance, Party A shall be responsible for handling such matter.
Article 10 Insurance of the Leased Assets and the Third Person’s Damage Liability
10.1	During the Lease term, Party A may, by installments, buy property integrated insurance in respect of the Leased Assets with the insurance company based on the total amount of the Leased Assets. The insurance beneficiary shall be Party A. The duplicate copy of the insurance contract shall be kept by Party B.

10.2	During the Lease term, in the event of any incident of insurance liability, Party B shall immediately notify Party A and cooperate with Party A for providing the report on the accident cause and the relevant information, and shall, in conjunction with Party A, timely process the claim with the insurance company. The Contract shall continue to perform. Should such insurance claim fail to be settled due to Party B’s delay in processing the insurance claim, Party B shall be liable for the losses incurred.

10.3	In the event that any third party (patient) suffers from any damages due to the quality issue of the Leased Assets, Party A shall be responsible for making a claim against the manufacturer or operator of the Leased Assets. Before the claim can successfully be made, the expenses shall be borne by Party A. Should the amount claimed is insufficient, the insufficient portion shall be included into the Hospital’s own expenses which shall be borne by the PET-CT Centre.

10.4	In the event that any third party (patient) suffers from any damages due to Party B’s fault in using the Leased Assets, Party A shall be liable for such damages. The expenses shall be included into the Hospital’s own expenses which shall be borne by the PET-CT Centre.

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED

Article 11	Disposal of the Leased Assets Upon Expiry of the Lease Upon the expiry of the Lease Term, the Leased Assets shall be returned to Party A and a third party shall be entrusted to handle the scrap procedure.
Article 12 Financial Audit
12.1	For purposes of ensuring the reasonable and effective use of the Leased Assets and ensuring the Lessor’s legal rights and interests, Party B agrees that Party A shall conduct financial audit in respect of the Centre.

12.2	The measures regarding the financial audit shall include that Party A shall have the right to supervise, at any time, the number of people seeking medical advice, price, the Centre’s cost and expenses, the wages and bonus amount of the personnel working in the Centre.
Article 13 Handling of Breach
13.1	In the event that Party A unilaterally terminates this Contract in early manner in violation of the provisions hereof, Party A shall compensate Party B the total sum of the average monthly revenue for the three months prior to the termination hereof.

13.2	Party A shall be responsible for equipment maintenance and technical service and technical upgrading and shall ensure the normal switch-on rate of the equipment. In the event that the equipment fails due to its own quality issue and the impact on treatment lasts for over 30 days, Party A shall provide compensation and the compensation amount shall be negotiated by the Parties.

13.3	During the Lease Term, if Party B has introduced any medical equipment which has similar function of the Leased Assets through a third party in violation of Article 8.11 hereof, Party B shall compensate Party A the losses incurred therefrom in a lump-sum payment, and the Parties shall terminate this Contract in early manner. Amount of loss = Remaining Lease Term × the monthly average rental prior to the breach.

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
13.4	Should Party B delay in paying the rental, such delay shall not exceed three months. And Party B shall pay to Party A a default fine equivalent to 0.05% of the amount delayed in payment on a daily basis.

13.5	In the event that Party B breaches the Contract in any of the following manners, Party A shall have the right to dissolve this Contract and Party B is required to pay an overdue penalty and shall immediately pay all due outstanding and undue rental. As for the undue monthly rental, it is calculated as 2.5% of the total price of the Leased Assets. And the Leased Assets shall be recovered.
13.5.1	Any monthly rental owed by Party B is in arrears for more than three months;

13.5.2	Party B has disposed the Leased Assets in its sole discretion in violation of the provisions of this Contract;

13.5.3	The Leased Assets are seriously damaged or lost due to any improper use, intentional damage or careless storage by Party B.
13.6	Should Party A breach the Contract in the foregoing manner, Party A shall be liable for Party B’s lawsuit cost, legal counsel fees and other costs arising from Party B’s realization of the creditors’ rights.

13.7	During the Lease Term, if the military patient paid the relevant fees which are lower than the verified price charged (except for the Centre’s free-of-charge diagnosis cost for the two military personnel per month), the insufficient portion shall be supplemented by Party B and shall be deducted from Party B’s income.

13.8	In the event that either party unilaterally proposes a reduction or exemption for patients other than the military personnel, the proposing party shall bear the price difference which shall be deducted from such

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
party’s income. Any amount mutually recognized by the Parties may be included in the expenses of the PET-CT Center.
Article 14 Dispute Resolution
Any and all disputes in connection with this Contract shall be settled by the Parties through consultation. If no settlement can be reached through consultation, an action may be brought before the People’s Court in the place where the Leased Assets are located.
Article 15 Appendix to this Contract
The Appendix to this Contract is an integral part hereof and shall have the equal legal validity as that of the main text hereof.
Article 16 Effectiveness
This Contract shall become effective after being signed and stamped by both Party A and Party B.
Article 17 Termination of Contract
17.1	This Contract shall automatically terminate upon the expiry of the Lease Term.

17.2	All claims and indebtedness arising from the performance of this Agreement by Party A and Party B shall be terminated upon full repayment of all debts, including all rental payments, default penalties, indemnification, and so on.

17.3	In case of impossibility of performance of the Contract or use of the Leased Assets due to war, natural disaster, force majeure and other factors, this Contract shall be terminated and neither party shall be liable to or have any rights against the other party.

17.4	In case of impossibility of performance of the Contract due to any change in the policy and regulation of the State or the locality, resulting into the

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
fact that this Contract fails to be performed, but without affecting the use of the Leased Assets, this Contract may be terminated in early manner. The Parties shall confirm the proposal of solution through consultation.

17.5	In the event that the military adjusts its policy, resulting into the fact that this Contract fails to be performed, but without affecting the use of the Leased Assets, this Contract may be terminated in early manner; provided, however, that Party B is required to make a lump-sum payment to purchase such leased equipment in an amount equal to: *** (see Appendix I) minus ***

Or, subject to safeguarding the legal rights and interests of the Parties, such matter may be settled through consultation. Purchase Price = ***
Article 18 Miscellaneous
18.1	The Parties hereto have carefully read through all the terms hereof. Reasonable manner has been adopted to urge the Parties to pay attention to the terms regarding exemption or restriction on their responsibilities as provided herein. And per the requirements of the Parties, explanation has been made in respect of the relevant terms.

18.2	The Parties hereto have authorized their respective representatives to sign this Contract. All terms of this Contract are a true expression of the intents of the Parties and shall have legal binding effect on the Parties.

Article 19	The original of this Contract and the Appendix hereto shall be prepared in four copies while Party A and Party B shall each hold two copies hereof.

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED

Lessor:	Lessee:
Shanghai Medstar Medical Investment Management Company Limited (affixed with its corporate seal)	the Chinese People’s Liberation Army Navy General Hospital(affixed with its corporate seal)
Legal Representative (or Authorized Representative):	Legal Representative (or Authorized Representative):
(Affixed with the signature of Zheng Chen)	(affixed with the signature of Yangming Qian)

Date of Execution:	Date of Execution:
29 September, 2006	29 September, 2006

Bank with account opened:	Bank with account opened:
Gaoqiao Branch of Agricultural Bank of China, at Waigaoqiao, Shanghai	Fuwaidajie Branch of Industrial and Commercial Bank of China
Account Number: 03-341600040016559	Account Number: 0200049209026700101
Telephone: 021-58367007	Telephone: 010-66958114
Facsimile: 021-58368131	Facsimile: 010-66958034

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
Appendix I:

			Purchase
Name of Leased	Model		Price RMB
Equipment	Number	Quantity	(10,000 Yuan)	Manufacturer	Distributor
PET/CT		1